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                          [CARLTON FIELDS LETTERHEAD]


                               October 21, 2003


Coast Financial Holdings, Inc.
2412 Cortez Road West
Bradenton, FL 34207
Attention:  Board of Directors

         RE:      COAST FINANCIAL HOLDINGS, INC.
                  REGISTRATION STATEMENT ON FORM SB-2

Gentlemen:

         We have acted as counsel to Coast Financial Holdings, Inc., a Florida corporation (the "Company"), in connection with the preparation and filing by the Company of a registration statement on Form SB-2 (File No. 333-108567) (the "Registration Statement") with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the proposed initial public offering of up to 1,552,500 shares (including 202,500 shares subject to an over-allotment option) of the Company's common shares, $5.00 par value per share (the "Common Shares"). The Common Shares are to be offered and sold to the public pursuant to an underwriting agreement to be entered into by and between the Company and Sterne Agee & Leach, Inc., as representatives of the underwriters (the "Underwriting Agreement"). The opinion set forth below is based on the assumption that at least par value will be paid for the Common Shares.

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act.

         In connection with this opinion, we have examined and relied upon the originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, and other instruments as we have deemed necessary or appropriate for the purpose of this opinion, including, without limitation, the following: (a) the Articles of Incorporation of the Company, (b) the Bylaws of the Company, (c) resolutions adopted by the Board of Directors of the Company relating to the authorization and issuance of the Common Shares by the Company, (d) the Registration Statement, and (e) the Underwriting Agreement.
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         We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the original of such documents. As to any facts material to the opinions expressed below, with your permission we have relied solely upon, without independent verification or investigation of the accuracy or completeness thereof, representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or other representatives of the Company and others and assume compliance on the part of all parties to the Underwriting Agreement with their covenants and agreements contained therein.

         Based upon the foregoing, and in reliance thereon, we are of the opinion that the Common Shares covered by the Registration Statement when issued, sold, delivered, and paid for as contemplated by the Registration Statement, will be validly issued, fully paid, and non-assessable Common Shares of the Company.

         The opinion expressed herein is limited to the laws of the State of Florida. This opinion is limited to the laws in effect as of the date hereof and is intended solely for your benefit, and can be relied upon solely by you. This opinion is not to be furnished, quoted, or referenced to anyone else, including any governmental agency, without the prior written consent of this firm. Unless the prior written consent of our firm is obtained, this opinion is not to be quoted or otherwise referred to in any written report, proxy statement or other registration statement, nor is it to be filed with or furnished to any other governmental agency or other person, except as otherwise required by law.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference of this firm under the caption "Legal Matter" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons who consent is required under
Section 7 of the Securities Act, or the rules and regulations of the United States Securities and Exchange Commission thereunder.


                                         Very truly yours,

                                         CARLTON FIELDS, P.A.


                                         By:/s/ Richard A. Denmon
                                            --------------------------------
                                                  Richard A. Denmon


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